Exhibit 99.1

LIVE OAK Acquisition Corp. VI

AUDIT COMMITTEE CHARTER

I. Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Live Oak Acquisition Corp. VI, a Cayman Islands exempted company (the “Company”), shall provide assistance to the Board in fulfilling its legal and fiduciary obligations to oversee:

(a) the integrity of the financial statements and other financial information provided by the Company to its shareholders, the public, any stock exchange and others;

(b) the Company’s compliance with legal and regulatory requirements;

(c) the qualifications and independence of the Company’s independent auditor;

(d) the performance of the Company’s internal audit function and its system of internal controls and independent auditor,

(e) the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us; and

(f) such other matters as are assigned to the Committee by the Board pursuant to this Charter or as mandated under applicable laws, rules and regulations (including the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended (the “Exchange Act”) as well as listing standards of The Nasdaq Stock Market LLC (together, the “Applicable Requirements”).

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles (“GAAP”) and other Applicable Requirements. These are the responsibilities of management and the Company’s independent auditor.

II. Organization

The Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy, and other qualifications required by the Company’s corporate governance guidelines, Section 10A-3 of the Exchange Act and any other Applicable Requirements, subject to any phase-in periods or cure periods permitted by Rule 10A-3(b)(1)(iv)(A) under the Exchange Act and other Applicable Requirements. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission (the “SEC”)). Determinations of independence, financial literacy, experience and expertise shall be made by the Board as the Board interprets such qualifications in its business judgment.

No Committee member shall simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service does not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in accordance with the Applicable Requirements.

Members of the Committee shall be appointed by the Board on the recommendation of a majority of the independent directors of the Board. Members of the Committee may be removed at any time by action of the Board; provided, however, that if removing a member or members of the Committee would cause the Committee to have fewer than three members, then the Board must, based upon the recommendation of a majority of the independent directors of the Board, at the same time appoint enough additional members to the Committee so that the Committee will have at least three qualified members. The Committee’s chairperson shall be designated by the Board on the recommendation of a majority of the independent directors of the Board or, if not so designated, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee.

The Committee may form and delegate authority to subcommittees from time to time as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company’s corporate governance guidelines and the Applicable Requirements.

III. Meetings

The Committee shall meet at least four times per year on a quarterly basis, or more frequently as required. Meetings shall be called by the chairperson of the Committee or, if there is no chairperson, by a majority of the members of the Committee. Meetings may be held telephonically or by other electronic means to the extent permitted by the Company’s organizational documents and applicable law. Committee actions may be taken by unanimous written consent.

The Committee shall also meet periodically with management, the chief internal auditor and the Company’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV. Authority and Responsibilities

In fulfilling its duties and responsibilities hereunder, the Committee will be entitled to rely reasonably on (a) the integrity of those persons within the Company and the professionals and experts (such as the Company’s independent auditor) from whom it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons and (c) representations made by the Company’s independent auditor as to any services provided by such firm to the Company.

To fulfill its responsibilities, the Committee shall:

With respect to the engagement of the Company’s independent and other auditors:

1. Be directly responsible for (a) the appointment, compensation, retention, (including termination), scope and oversight of the work of any independent registered public accounting firm engaged by the Company (including for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services or other work for the Company), and (b) the resolution of any disagreements between management and any such firm regarding financial reporting.

2. Have the sole authority to review in advance, and pre-approve (which may be pursuant to pre-approval policies and procedures) all audit or non-audit services to be provided by the Company’s independent or other auditors as permitted by Section 10A of the Exchange Act and to approve all related fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included by the Company in periodic reports filed with the SEC under Section 13(a) of the Exchange Act with respect to audit and non-audit services.

3. At least annually, obtain and review a formal written report from the Company’s independent auditor (a) describing such firm’s internal quality control procedures, (b) describing any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review or inspection of such firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues, and (c) assessing such firm’s independence, including delineating all relationships and engagements that may reasonably be thought to bear on the independence of the auditor, including those between the auditor and the Company. The Committee shall discuss this report with the Company’s independent auditor and shall take appropriate action to ensure the independence of the independent auditor and to address any other matters based on such report.

4. Confirm that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements under the Applicable Requirements, including Regulation S-X have been complied with and set clear policies for audit partner rotation in compliance with applicable laws and regulations.

5. Review all reports and communications required to be submitted by the Company’s independent registered public accounting firm to the Committee under Section 10A of the Securities Exchange Act and other Applicable Requirements.

6. At least annually, evaluate the performance of the Company’s independent auditor, including the lead audit partner. In making its evaluation, the Committee should take into account the opinions of management and the internal audit group.

7. Review and discuss with the Company’s independent auditor all relationships the auditor has with the Company and evaluate the auditor’s continued independence.

8. Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the Company’s independent auditor.

With respect to the Company’s financial statements and other financial reporting:

9. Review and discuss the Company’s annual audited and quarterly unaudited financial statements with management (including the Company’s internal audit group) and the Company’s independent auditor, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual report on Form 10-K or quarterly reports on Form 10-Q.

10. Recommend to the Board whether the Company’s annual audited financial statements should be included in the Company’s annual report for filing with the SEC and timely prepare the report required by the SEC to be included in the Company’s annual proxy statement, if applicable, and any other reports of the Committee required by any Applicable Requirement.

11. Review and discuss with management and the Company’s independent auditor (a) major issues regarding, or significant changes in, the Company’s accounting principles and financial statement presentations, (b) analyses prepared by management or the Company’s independent auditor concerning significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (d) the type and presentation of information to be included in earnings press releases and any financial information and earnings guidance provided to analysts and rating agencies.

12. Prior to the filing of any audited financial statements with the SEC, review with management and the Company’s independent auditor (a) all critical accounting policies and practices used by the Company, (b) all alternative accounting treatments of financial information reported in GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the Company’s independent auditor, (c) any reports or communications (and management’s responses thereto) submitted to the Committee by the Company’s independent auditor in accordance with PCAOB Auditing Standard No. 16, Communications with Audit Committees, as amended or supplemented, and (d) any other material written communications between the Company’s independent auditor and management.

13. Periodically review separately with each of management, the Company’s independent auditor and the internal audit group (a) any significant disagreement between management and the Company’s independent auditor or the internal audit group in connection with the preparation of the financial statements, (b) any audit problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and (c) management’s response to each. The Committee shall discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

14. Periodically discuss with the Company’s independent auditor, without management being present, (a) their judgment about the quality, integrity and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

15. Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures and other “pro forma” or “adjusted” presentations, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made), and each earnings release or each instance in which the Company provides earnings guidance need not be discussed in advance.

16. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons.

17. Review and approve the Company’s decision to enter into swaps and other derivatives transactions that are exempt from exchange-execution and clearing under “end-user exception” regulations established by the Commodity Futures Trading Commission; and review and approve the Company’s policies governing the Company’s use of swaps and other derivatives transactions subject to the end- user exception.

18. Review and discuss with management and the internal audit group the Company’s major financial risk exposures and management’s risk assessment and risk management policies.

With respect to the internal audit function and internal controls:

19. Review, based on the recommendation of the Company’s independent auditor and the person responsible for the Company’s internal audit group, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget, audit plan, activities, organizational structure and staffing of the internal audit group as needed.

20. Receive reports from the internal audit group on the status of significant findings and recommendations, and management’s responses.

21. Review on an annual basis the performance of the internal audit group.

22. In consultation with the Company’s management, independent auditor and the internal audit group, review the adequacy of the Company’s internal controls, disclosure processes and its procedures designed to ensure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

23. Review, at least annually, (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the Company’s independent auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002. Discuss with management, the internal audit group and the independent auditor any changes in internal control over financial reporting disclosed or considered for disclosure in the Company’s periodic filings with the SEC.

24. Review with management and the Company’s independent auditor any reports or disclosure submitted by management to the Committee as contemplated by the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

25. Review with management any management letters and the steps management intends to take to address the issues raised by those letters.

With respect to the Company’s compliance programs:

26. Monitor compliance with the Company’s Code of Business Conduct and Ethics, and oversee, review and discuss with management, at least annually, the implementation and effectiveness of the Company’s compliance and ethics programs. Review and take appropriate action with respect to any reports to the Committee from legal counsel for the Company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the Company, its subsidiaries or any person acting on their behalf. As appropriate, the Committee shall report and make recommendations to the Board with respect to these matters.

27. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company or any subsidiary or affiliate of the Company whose financial information is included in the Company’s financial statements of concerns regarding questionable accounting or auditing matters.

28. Review and approve (a) any amendment to or waiver from the Company’s Code of Business Conduct and Ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver and advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Ethics.

29. Develop and recommend to the Board for approval policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements (the “Related Person Transactions Policy”). Review the Related Person Transactions Policy at least annually and recommend to the Board for approval any changes to the Policy. Oversee the implementation of and compliance with the Related Person Transactions Policy, including reviewing, approving or ratifying related person transactions, as appropriate pursuant to the Related Person Transaction Policy.

30. Review with management, the independent registered public accounting firm, and legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

31. To the extent that the Company’s securities continue to be listed on an exchange and subject to Rule 10D-1 under the Exchange Act, the Committee shall, with the assistance of management, advise the Board and any other Board committees if the clawback provisions of the Rule are triggered based upon a financial statement restatement or other financial statement change.

32. Implement and oversee the Company’s cybersecurity and information security policies, and periodically review the policies and managing potential cybersecurity incidents.

With respect to the Committee’s other authorities and responsibilities:

33. Review and assess annually its own performance and the adequacy of this Charter and recommend to the Board any changes to this Charter deemed appropriate by the Committee.

34. Report regularly to the Board.

35. Perform any other activities consistent with this Charter, the Company’s organizational documents, as required under the Applicable Requirements or as the Committee or the Board otherwise deems necessary or appropriate.

36. Review on a quarterly basis all payments the Company makes to Live Oak Sponsor VI, LLC, officers or directors, or affiliates.

V. Resources

The Committee shall have the authority to retain or terminate, at its sole discretion, independent legal, accounting and other advisors, consultants or professionals (collectively, “Advisors”) to assist the Committee in its responsibilities and shall be directly responsible for overseeing the work of such Advisors. The chairperson of the Committee, at the request of any member of the Committee, may request any officer, employee or advisor of the Company or the Company’s independent auditor to attend a meeting of the Committee or otherwise respond to Committee requests.

The Committee shall have the sole authority to determine the terms of engagement and the extent of funding necessary (and to be provided by the Company) for payment of (a) compensation to the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) any compensation to any Advisors retained to advise the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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